As filed with the Securities and Exchange Commission on August 1, 2011

Registration No. 333-173459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5311	20-1920798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

3333 Beverly Road

Hoffman Estates, IL 60179

(847) 286-2500

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Dane A. Drobny, Esq.

Senior Vice President, General Counsel and Secretary

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, IL 60179

(847) 286-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James Cole, Jr., Esq.

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

A&E Home Delivery, LLC *	Delaware	7299	37-1500205

A&E Lawn & Garden, LLC *	Delaware	7699	13-4275028

A&E Signature Service, LLC *	Delaware	7699	37-1500204

California Builder Appliances, Inc.*	Delaware	5722	68-0406327

Florida Builder Appliances, Inc.*	Delaware	5722	36-3619133

KLC, Inc. *	Texas	5921	75-2490839

Kmart.com LLC *	Delaware	5961	77-0529022

Kmart Corporation *	Michigan	5331	38-0729500

Kmart Holding Corporation *	Delaware	5331	32-0073116

Kmart of Michigan, Inc. *	Michigan	5331	38-3551696

Kmart of Washington LLC *	Washington	5331	61-1448898

Kmart Stores of Illinois LLC *	Illinois	5331	61-1448897

Kmart Stores of Texas LLC *	Texas	5331	61-1448915

Lands’ End Direct Merchants, Inc.*	Delaware	5699	39-1934877

Lands’ End, Inc.*	Delaware	5961	36-2512786

MyGofer LLC *	Delaware	5961	26-4005531

Private Brands, Ltd. *	Delaware	5014	55-0544022

Sears Authorized Hometown Stores, LLC *	Delaware	5991	26-2779641

Sears Brands Management Corporation *	Delaware	5991	36-2555365

Sears Holdings Management Corporation *	Delaware	7389	20-3592148

Sears Home Appliance Showrooms, LLC *	Delaware	5722	26-4678499

Sears Home Improvement Products, Inc.*	Pennsylvania	1521	25-1698591

Sears Outlet Stores, L.L.C.*	Delaware	5722	26-2779573

Sears Protection Company *	Illinois	7299	36-4471250

Sears Protection Company (Florida), L.L.C.*	Florida	7299	20-0224239

Sears Roebuck Acceptance Corp.*	Delaware	6153	51-0080535

Sears, Roebuck and Co. *	New York	5311	36-1750680

Sears, Roebuck de Puerto Rico, Inc.*	Delaware	5311	66-0233626

2

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

SOE, Inc.*	Delaware	5722	83-0399616

StarWest, LLC *	Delaware	5722	37-1495379

*	All subsidiary guarantor registrants have the following mailing address:

c/o Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, IL 60179

(847) 286-2500

3

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-4, initially filed with the United States Securities and Exchange Commission on April 12, 2011 (File No. 333-173459), is to file final executed versions of Exhibit 5.1, Exhibit 5.2, Exhibit 5.3, Exhibit 5.4, Exhibit 5.5, Exhibit 5.6, Exhibit 23.1, Exhibit 23.2, Exhibit 23.3, Exhibit 23.4, Exhibit 23.5 and Exhibit 23.6 to the Registration Statement. This Amendment No. 3 does not modify any provisions of the prospectus constituting Part I or Items 20 or 22 of the Registration Statement. Accordingly, this Amendment No. 3 does not include a copy of the prospectus.

4

SEARS HOLDINGS CORPORATION

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Delaware Corporations

Delaware General Corporate Law

Pursuant to the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, and agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Sears Holdings Corporation

The Restated Certificate of Incorporation of Sears Holdings Corporation (“Holdings”) requires Holdings to indemnify and hold harmless any director or officer of Holdings to the fullest extent permitted by Delaware law, against all expenses, liabilities and losses, including attorney’s fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts to be paid in settlement, reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or have been threatened to be involved by virtue of their service as a director or officer of Holdings or their service at the request of Holdings as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise, including service with respect to employee benefit plans. In general, Holdings will indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of Holdings.

In addition, under Holdings’ Restated Certificate of Incorporation, Holdings will pay in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject to such person, if the DGCL requires, agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses. The indemnification rights conferred by Holdings are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, Holdings’ Restated Certificate of Incorporation or By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise.

California Builder Appliances, Inc.

Article V of the By-Laws of California Builder Appliances, Inc. (“CBA”) requires CBA to indemnify and hold harmless any director or officer of CBA to the fullest extent permitted by Delaware law. CBA is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of CBA.

Florida Builder Appliances, Inc.

Article VI of the Amended and Restated By-Laws of Florida Builder Appliances, Inc. (“FBA”) requires FBA to indemnify and hold harmless any director or officer of FBA to the fullest extent permitted by Delaware law. FBA is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of FBA.

Kmart Holding Corporation

Article VII of the Amended and Restated Certificate of Incorporation of Kmart Holding Corporation (“KHC”) requires KHC to indemnify and hold harmless any director or officer of KHC to the fullest extent permitted by Delaware law. KHC is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of KHC.

Lands’ End, Inc.

Article VI of the By-Laws of Lands’ End, Inc. (“LEI”) requires LEI to indemnify and hold harmless any director or officer of LEI to the fullest extent permitted by Delaware law. LEI is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of LEI.

Lands’ End Direct Merchants, Inc.

Article V of the By-Laws of Lands’ End Direct Merchants, Inc. (“LEDM”) requires LEDM to indemnify and hold harmless any director or officer of LEDM to the fullest extent permitted by Delaware law. LEDM is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of LEDM.

Private Brands, Ltd.

Article VI of the By-Laws of Private Brands, Ltd. (“PBL”) requires PBL to indemnify any current or former director or officer of PBL to the fullest extent permitted by Delaware law.

Sears Brands Management Corporation

Neither the Certificate of Incorporation nor the By-laws of Sears Brands Management Corporation contains an indemnification provision.

Sears Holdings Management Corporation

Article VI of the By-Laws of Sears Holdings Management Corporation (“SHMC”) requires SHMC to indemnify and hold harmless any director or officer of SHMC to the fullest extent permitted by Delaware law. SHMC is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of SHMC.

Sears Roebuck Acceptance Corp.

Article XI of the Amended and Restated Certificate of Incorporation of Sears Roebuck Acceptance Corp. (“SRAC”) requires SRAC to indemnify and hold harmless any director or officer of SRAC to the fullest extent permitted by applicable law.

Sears, Roebuck de Puerto Rico, Inc.

Article XII of the Certificate of Incorporation of Sears, Roebuck de Puerto Rico, Inc. (“SRPR”) requires SRPR to indemnify and hold harmless any director or officer of SRPR in connection with any action, suit or proceeding in which they are made parties by reason of having been directors or officers of SRPR, unless they are adjudged in such action to be liable for negligence or misconduct in the performance of duty.

SOE, Inc.

Article VI of the By-Laws of SOE, Inc. (“SOE”) requires SOE to indemnify and hold harmless any director or officer of SOE to the fullest extent permitted by applicable law. SOE is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of SOE.

The foregoing statements concerning each of the foregoing entities are subject to the detailed provisions of Section 145 of the DGCL and each entity’s certificate of incorporation or bylaws.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

A&E Home Delivery, LLC; A&E Lawn & Garden, LLC; A&E Signature Service, LLC

Section 17 of the Limited Liability Company Agreements of the above companies provides for indemnification, to the full extent permitted by applicable law, by the respective company to the member, any affiliate of the member, any officers, directors, shareholders, partners, employees, representatives and agents of the member or its respective affiliates, and any officer, director, employee and agent of the company or its affiliates for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Limited Liability Company Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of willful misconduct or knowing violation of law not specifically directed by the company with respect to such acts or omissions.

Kmart.com LLC; Sears Authorized Hometown Stores, LLC; MyGofer LLC; Sears Home Appliance Showrooms, LLC; Sears Outlet Stores, L.L.C.; StarWest, LLC

Section 18 of the Limited Liability Company Agreements of the above companies provides for indemnification, to the full extent permitted by applicable law, by the respective company to the member, any affiliate of the member, any officers, directors, shareholders, partners, employees, representatives and agents of the member or its respective affiliates, and any officer, director, employee and agent of the company or its affiliates for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Limited Liability Company Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of willful misconduct or knowing violation of law not specifically directed by the company with respect to such acts or omissions.

The Florida Limited Liability Company

Florida Limited Liability Company Act

Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such person were material to the cause of action so adjudicated and certain additional requirements are met.

Sears Protection Company (Florida), L.L.C.

Section 17 of the Limited Liability Company Agreement of Sears Protection Company (Florida), L.L.C. provides for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of the member, any officers, directors, shareholders, partners, employees, representatives and agents of the member or its respective affiliates, and any officer, director, employee and agent of the company or its affiliates for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Limited Liability Company Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of willful misconduct or knowing violation of law not specifically directed by the company with respect to such acts or omissions.

The Illinois Corporation

Illinois Business Corporation Act

Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liabilities asserted against such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the Illinois Business Corporation Act.

Sears Protection Company

Article VI of the By-Laws of Sears Protection Company (“SPC”) requires SPC to indemnify and hold harmless any director or officer of SPC to the fullest extent permitted by applicable law. SPC is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of SPC.

The Illinois Limited Liability Company

Illinois Limited Liability Company Act

Section 15-7 of the Illinois Limited Liability Company Act provides that a limited liability company shall indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of business of the company or for the preservation of its business or property.

Kmart Stores of Illinois LLC

Article VIII of the Limited Liability Company Agreement of Kmart Stores of Illinois LLC provides for indemnification, to the full extent permitted by applicable law, by the company to the member, managers, any officers, directors, stockholders, partners, employees, representatives and agents of the member, and any officer, employee and agent of the company for any loss, claim, demand, liability, expense, judgment, fine and settlement arising from a claim in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs, provided such person has not engaged in fraud, willful misconduct, bad faith or gross negligence in respect of the claim.

The Michigan Corporations

Michigan Business Corporation Act

Section 561 of the Michigan Business Corporation Act (the “MBCA”) provides that a Michigan corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal), other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit or proceeding brought to enforce this mandatory indemnification.

Kmart Corporation; Kmart of Michigan, Inc.

Article VI of the By-Laws of the above corporations requires the above corporations to indemnify any director or officer to the fullest extent permitted by the MBCA. However, the above corporations are required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by its board of directors. Each corporation, by action of its board of directors, may provide indemnification to employees and agents to the same or lesser extent as the indemnification of directors and officers.

The New York Corporation

New York Business Corporation Law

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained, in fact, a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723 of the NYBCL.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Sections 722 and 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (i) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (ii) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided that the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Sears, Roebuck and Co.

Article VI of the Restated By-Laws of Sears, Roebuck and Co. (“SRC”) requires SRC to indemnify any director or officer to the fullest extent permitted by applicable law.

The Pennsylvania Corporation

Pennsylvania Business Corporation Law

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, criminal, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless, and only to the extent that, it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D of the PBCL is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 of the PBCL prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Sears Home Improvement Products, Inc.

Article VII of the By-Laws of Sears Home Improvement Products, Inc. (“SHIP”) requires SHIP to indemnify any director or officer to the fullest extent permitted by law.

The Texas Corporation

Texas Business Corporation Act

Article 2.02-1.B of the Texas Business Corporation Act provides that, subject to certain limitations, “a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.”

KLC, Inc.

Article VIII of the By-Laws of KLC, Inc. (“KLC”) requires KLC to indemnify any director, advisory director or officer against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses in connection with any proceeding in which such person was a defendant, respondent or witness, by reason, in whole or in part, of serving or having served as director, advisory director or officer.

The Texas Limited Liability Company

Texas Business Organization Code

Section 101.402 of the Texas Business Organizations Code (the “TBOC”), as part of the Texas Limited Liability Company Law, provides that a Texas limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. For the purposes of Section 101.402 of the TBOC, a person includes a member, manager or officer of a limited liability company or an assignee of a membership interest in the company.

Kmart Stores of Texas LLC

Article VIII of the Limited Liability Company Regulations of Kmart Stores of Texas LLC provides for indemnification, to the full extent permitted by applicable law, by the company to the member, managers, any officers, directors, stockholders, partners, employees, representatives and agents of the member, and any officer, employee, representative and agent of the company for any loss, claim, demand, liability, expense, judgment, fine and settlement arising from a claim in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs, provided such person has not engaged in fraud, willful misconduct, bad faith or gross negligence in respect of the claim.

The Washington Limited Liability Company

Washington Limited Liability Company Act

Section 25.15.040 of the Washington Limited Liability Company Act (the “WLLCA”) provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating Section 25.15.235 of the WLLCA (which restricts distributions when a company’s liabilities exceed its assets) or for any transaction from which the member or manager will personally receive a benefit in money, property or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of Section 25.15.235 of the WLLCA or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property or services to which such member or manager was not legally entitled.

Kmart of Washington LLC

Section 18(c) of the Amended and Restated Limited Liability Company Agreement of Kmart of Washington LLC provides for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of any member and any officers, directors, shareholders, partners, employees, representatives and agents of the member and any affiliate of any member for any loss, claim or damage arising from such person’s act or omission performed or omitted in good faith on behalf of the company in a manner reasonably believed to be within the scope of authority conferred on such person by the company, provided such person has not engaged in willful misconduct or a knowing violation of law not specifically directed by the company.

Item 21. Exhibits

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on March 24, 2005)

3.2	Amended and Restated By-Laws of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on December 4, 2009)

4.1	Indenture, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent, governing Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 15, 2010)

4.2	Supplemental Indenture, dated as of April 5, 2011, by and among Sears Holdings Corporation, the Guarantors (as defined in the Indenture), Private Brands, Ltd., and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form S-3, filed on April 12, 2011)

4.3	Security Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the Guarantors party thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on October 15, 2010)

4.4	Intercreditor Agreement, dated as of October 12, 2010, by and among Bank of America, N.A., Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as ABL Agents, and Wells Fargo Bank, National Association, as Second Lien Agent (incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K, filed on October 15, 2010)

Exhibit No.	Description of Exhibit

4.5	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Banc of America Securities LLC, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on October 15, 2010)

4.6	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Sears Holdings Corporation Investment Committee on behalf of the Sears Holdings Pension Plan and Sears Holdings Pension Trust, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 initially held by the Sears Holdings Pension Plan (incorporated herein by reference to Exhibit 4.5 to our Current Report on Form 8-K, filed on October 15, 2010)

5.1*	Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2*	Legal Opinion of Dykema Gossett PLLC

5.3*	Legal Opinion of K&L Gates LLP

5.4*	Legal Opinion of K&L Gates LLP

5.5*	Legal Opinion of K&L Gates LLP

5.6*	Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to our Annual Report on Form 10-K, filed on March 11, 2011)

23.1*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2*	Consent of Dykema Gossett PLLC (contained in Exhibit 5.2)

23.3*	Consent of K&L Gates LLP (contained in Exhibit 5.3)

23.4*	Consent of K&L Gates LLP (contained in Exhibit 5.4)

23.5*	Consent of K&L Gates LLP (contained in Exhibit 5.5)

23.6*	Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.6)

23.7**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1**	Powers of Attorney

24.2**	Power of Attorney of Christopher L. Kolbe

24.3**	Power of Attorney of Philip M. Roxworthy

25.1**	Statement of Eligibility of Trustee

99.1**	Form of Letter of Transmittal

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter from Sears Holdings Corporation to Brokers, Dealers

99.4**	Form of Letter to Clients

*	filed herewith
**	previously filed

Item 22. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President, Acting Chief
Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director	August 1, 2011
(Edward S. Lampert)	(Chairman)

*	Director, Chief Executive
(Louis J. D’Ambrosio)	Officer and President (Principal Executive Officer)	August 1, 2011

/s/ William K. Phelan	Senior Vice President, Acting
(William K. Phelan)	Chief Financial Officer and Controller (Principal Financial Officer) (Principal Accounting Officer)	August 1, 2011

*	Director	August 1, 2011
(William C. Kunkler III)

*	Director	August 1, 2011
(Steven T. Mnuchin)

*	Director	August 1, 2011
(Ann N. Reese)

*	Director	August 1, 2011
(Emily Scott)

*	Director	August 1, 2011
(Thomas J. Tisch)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

A&E HOME DELIVERY, LLC
A&E LAWN & GARDEN, LLC
A&E SIGNATURE SERVICE, LLC
SEARS AUTHORIZED HOMETOWN STORES, LLC
SEARS HOME APPLIANCE SHOWROOMS, LLC

By:	Sears, Roebuck and Co., its Member

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President, Acting Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chief Executive Officer and	August 1, 2011
(Louis J. D’Ambrosio)	President of Sears, Roebuck and Co. (the member) (Principal Executive Officer)

/s/ William K. Phelan	Director, Senior Vice
(William K. Phelan)	President, Acting Chief Financial Officer and Controller of Sears, Roebuck and Co. (the member) (Principal Financial Officer) (Principal Accounting Officer)	August 1, 2011

*	Director of Sears, Roebuck
(Deidra C. Merriwether)	and Co. (the member)	August 1, 2011

*	Director of Sears, Roebuck
(Dane A. Drobny)	and Co. (the member)	August 1, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

CALIFORNIA BUILDER APPLIANCES, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President	August 1, 2011
(Daniel A. Post)	(Principal Executive Officer)

*	Treasurer	August 1, 2011
(Karen M. Smathers)	(Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Shawn P. Pauli)

*	Director	August 1, 2011
(Todd W. Whitbeck)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

FLORIDA BUILDER APPLIANCES, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President	August 1, 2011
(Edward J. Holmes, Jr.)	(Principal Executive Officer)

*	Treasurer	August 1, 2011
(Karen M. Smathers)	(Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Shawn P. Pauli)

*	Director	August 1, 2011
(Todd W. Whitbeck)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

KLC, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President	August 1, 2011
(Doris D. Collins)	(Principal Executive Officer)

/s/ William K. Phelan	Director, Vice President	August 1, 2011
(William K. Phelan)	(Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Lawrence J. Meerschaert)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

KMART.COM LLC

By:	Bluelight.com, Inc., its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William K. Phelan	President of Bluelight.com,	August 1, 2011
(William K. Phelan)	Inc. (the member) (Principal Executive Officer)

*	Treasurer of Bluelight.com,	August 1, 2011
(Perry N. Weine)	Inc. (the member) (Principal Financial Officer) (Principal Accounting Officer)

*	Director of Bluelight.com, Inc.	August 1, 2011
(Deidra C. Merriwether)	(the member)

*	Director of Bluelight.com, Inc.	August 1, 2011
(Dane A. Drobny)	(the member)

/s/ William K. Phelan	Director of Bluelight.com, Inc.	August 1, 2011
(William K. Phelan)	(the member)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

KMART CORPORATION
KMART HOLDING CORPORATION
SEARS HOLDINGS MANAGEMENT CORPORATION
SEARS, ROEBUCK AND CO.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President, Acting Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chief Executive Officer and	August 1, 2011
(Louis J. D’Ambrosio)	President (Principal Executive Officer)

/s/ William K. Phelan	Director, Senior Vice	August 1, 2011
(William K. Phelan)	President, Acting Chief Financial Officer and Controller (Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Deidra C. Merriwether)

*	Director	August 1, 2011
(Dane A. Drobny)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

KMART OF MICHIGAN, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Clayton J. Wahl)	President (Principal Executive Officer)	August 1, 2011

* (Lawrence J. Meerschaert)	Treasurer and Secretary (Principal Financial Officer) (Principal Accounting Officer)	August 1, 2011

* (Deidra C. Merriwether)	Director	August 1, 2011

* (Dane A. Drobny)	Director	August 1, 2011

/s/ William K. Phelan (William K. Phelan)	Director	August 1, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

KMART OF WASHINGTON LLC
KMART STORES OF ILLINOIS LLC
KMART STORES OF TEXAS LLC
MYGOFER LLC

By:	Kmart Corporation, its Member

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President, Acting Chief
Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Louis J. D’Ambrosio)	Chief Executive Officer and President of Kmart Corporation (the member) (Principal Executive Officer)	August 1, 2011

/s/ William K. Phelan (William K. Phelan)	Director, Senior Vice President, Acting Chief Financial Officer and Controller of Kmart Corporation (the member) (Principal Financial Officer) (Principal Accounting Officer)	August 1, 2011

* (Deidra C. Merriwether)	Director of Kmart Corporation (the member)	August 1, 2011

* (Dane A. Drobny)	Director of Kmart Corporation (the member)	August 1, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

LANDS’ END DIRECT MERCHANTS, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President	August 1, 2011
(Mark R. Pickart)	(Principal Executive Officer)

*	Director, Treasurer	August 1, 2011
(Timothy O. Martin)	(Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Karl A. Dahlen)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

LANDS’ END, INC.

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Executive Vice President	August 1, 2011
(Christopher L. Kolbe)	(Principal Executive Officer)

*	Senior Vice President, Chief	August 1, 2011
(Timothy O. Martin)	Financial Officer and Treasurer (Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Dane A. Drobny)

/s/ William K. Phelan	Director	August 1, 2011
(William K. Phelan)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

PRIVATE BRANDS, LTD.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President	August 1, 2011
(Joseph D. Finney)	(Principal Executive Officer)

/s/ William K. Phelan	Director, Vice President	August 1, 2011
(William K. Phelan)	(Principal Financial Officer) (Principal Accounting Officer)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS BRANDS MANAGEMENT CORPORATION

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President	August 1, 2011
(Scott J. Freidheim)	(Principal Executive Officer)

*	Treasurer	August 1, 2011
(Karen M. Smathers)	(Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(David B. Luczynski)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS HOME IMPROVEMENT PRODUCTS, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President	August 1, 2011
(Stuart C. Reed)	(Principal Executive Officer)

/s/ William K. Phelan	Director, Vice President
(William K. Phelan)	(Principal Financial Officer) (Principal Accounting Officer)	August 1, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS OUTLET STORES, L.L.C.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Jamie M. Brooks)	President (Principal Executive Officer)	August 1, 2011

* (Karen M. Smathers)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	August 1, 2011

* (Deidra C. Merriwether)	Director	August 1, 2011

* (Dane A. Drobny)	Director	August 1, 2011

/s/ William K. Phelan (William K. Phelan)	Director	August 1, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS PROTECTION COMPANY

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (John T. Pigott)	Director, President (Principal Executive Officer)	August 1, 2011

* (Michael J. Wiest)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	August 1, 2011

* (Gary L. Mitzner)	Director	August 1, 2011

* (Perry N. Weine)	Director	August 1, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS PROTECTION COMPANY (FLORIDA), L.L.C.

By:	Sears Protection Company, its Member

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President of Sears	August 1, 2011
(John T. Pigott)	Protection Company (the member) (Principal Executive Officer)

*	Treasurer of Sears Protection	August 1, 2011
(Michael J. Wiest)	Company (the member) (Principal Financial Officer) (Principal Accounting Officer)

*	Director of Sears Protection	August 1, 2011
(Gary L. Mitzner)	Company (the member)

*	Director of Sears Protection	August 1, 2011
(Perry N. Weine)	Company (the member)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President	August 1, 2011
(Karen M. Smathers)	(Principal Executive Officer)

*	Director, Vice President,	August 1, 2011
(Iyohn D. Stokes)	Finance and Treasurer (Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Nancy Houghton-Lynch)

/s/ William K. Phelan	Director	August 1, 2011
(William K. Phelan)

*	Director	August 1, 2011
(Perry N. Weine)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SEARS ROEBUCK DE PUERTO RICO, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Director, President	August 1, 2011
(William T. Seal)	(Principal Executive Officer)

/s/ William K. Phelan	Vice President	August 1, 2011
(William K. Phelan)	(Principal Financial Officer)

*	Controller	August 1, 2011
(Marino Vidal Panelli)	(Principal Accounting Officer)

*	Director	August 1, 2011
(Deidra C. Merriwether)

*	Director	August 1, 2011
(Jamie M. Brooks)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

SOE, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Philip M. Roxworthy)	President (Principal Executive Officer)	August 1, 2011

*	Treasurer	August 1, 2011
(Karen M. Smathers)	(Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Shawn P. Pauli)

*	Director	August 1, 2011
(Todd W. Whitbeck)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on August 1, 2011.

STARWEST, LLC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President	August 1, 2011
(Richard D. Olive)	(Principal Executive Officer)

*	Treasurer	August 1, 2011
(Karen M. Smathers)	(Principal Financial Officer) (Principal Accounting Officer)

*	Director	August 1, 2011
(Shawn P. Pauli)

*	Director	August 1, 2011
(Todd W. Whitbeck)

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on March 24, 2005)

3.2	Amended and Restated By-Laws of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on December 4, 2009)

4.1	Indenture, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent, governing Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 15, 2010)

4.2	Supplemental Indenture, dated as of April 5, 2011, by and among Sears Holdings Corporation, the Guarantors (as defined in the Indenture), Private Brands, Ltd., and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form S-3, filed on April 12, 2011)

4.3	Security Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the Guarantors party thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on October 15, 2010)

4.4	Intercreditor Agreement, dated as of October 12, 2010, by and among Bank of America, N.A., Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as ABL Agents, and Wells Fargo Bank, National Association, as Second Lien Agent (incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K, filed on October 15, 2010)

4.5	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Banc of America Securities LLC, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on October 15, 2010)

4.6	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Sears Holdings Corporation Investment Committee on behalf of the Sears Holdings Pension Plan and Sears Holdings Pension Trust, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 initially held by the Sears Holdings Pension Plan (incorporated herein by reference to Exhibit 4.5 to our Current Report on Form 8-K, filed on October 15, 2010)

5.1*	Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2*	Legal Opinion of Dykema Gossett PLLC

5.3*	Legal Opinion of K&L Gates LLP

5.4*	Legal Opinion of K&L Gates LLP

5.5*	Legal Opinion of K&L Gates LLP

5.6*	Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to our Annual Report on Form 10-K, filed on March 11, 2011)

23.1*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2*	Consent of Dykema Gossett PLLC (contained in Exhibit 5.2)

23.3*	Consent of K&L Gates LLP (contained in Exhibit 5.3)

23.4*	Consent of K&L Gates LLP (contained in Exhibit 5.4)

23.5*	Consent of K&L Gates LLP (contained in Exhibit 5.5)

23.6*	Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.6)

Exhibit No.	Description of Exhibit

23.7**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1**	Powers of Attorney

24.2**	Power of Attorney of Christopher L. Kolbe

24.3**	Power of Attorney of Philip M. Roxworthy

25.1**	Statement of Eligibility of Trustee

99.1**	Form of Letter of Transmittal

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter from Sears Holdings Corporation to Brokers, Dealers

99.4**	Form of Letter to Clients

*	filed herewith
**	previously filed